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                                                                     EXHIBIT 5.1

                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226
                             Phone No. 313-223-3500
                           Facsimile No. 313-223-3598


April 18, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549


   Re:   Mercantile Bank Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as special counsel to Mercantile Bank Corporation, a Michigan corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 446,600 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is being offered for sale by certain shareholders of the Company who received the shares in a private placement transaction. The Company is registering the shares to enable the selling shareholders to resell the shares in the public market from time to time or on a delayed basis.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and the By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 446,600 shares of Common Stock offered pursuant to the Registration Statement have been legally issued, and are fully paid and non-assessable shares.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Michigan currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                     Very truly yours,


                                     /s/ Dickinson Wright PLLC